UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1-2-33, Higashigotanda, Shinagawa, Tokyo, Japan	141-0022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6409-6966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 1, 2025, HeartCore Enterprises, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “SEC”). Subsequent to filing the Original 8-K, the Company identified certain errors in the Original 8-K. The Company is filing this Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) in order to correct these errors and to provide investors with additional details regarding the terms of the material definitive agreements described in the Original 8-K, although the Company does not believe that there were any material misstatements or material omissions in the descriptions of such material definitive agreements contained in the Original 8-K. Capitalized but undefined terms in this Explanatory Note have the meanings ascribed to such terms in the various Items contained in the body of this Amendment No. 1. The following changes to the Original 8-K have been made in this Amendment No. 1:

●	The cover sheet has been revised to include the Japanese postal code as a part of the address of the Company’s principal executive offices;

●	Item 1.01 has been revised to include additional details regarding certain terms of the material definitive agreements, including regarding the calculation of share values, the 4.99% equity blocker in the Purchase Agreement, and termination provisions;

●	Item 1.01 has been revised to disclose the issuance of the ELOC Commitment Shares;

●	Item 1.01 has been revised to clarify that no shares will be issued or sold by the Company pursuant to the terms of the Purchase Agreement other than the ELOC Commitment Shares until and unless the ELOC Registration Statement has been declared effective by the SEC;

●	Item 3.02 has been revised to disclose the applicable registration exemptions;

●	Item 5.03 has been revised to clarify that the Series A Convertible Preferred Stock has no voting rights, except as set forth in Item 5.03, and that holders of the Series A Convertible Preferred Stock are entitled to receive dividends;

●	Item 5.07 has been added;

●	Each of Exhibits 10.1, 10.2, 10.3 and 10.4 has been replaced in its entirety and re-filed in order to include conformed signatures on the signature pages of the as-filed versions of such exhibits; and

●	Certain immaterial scrivener’s or typographical errors have been corrected.

Amendment No. 1 speaks as of the filing date of the Original 8-K and does not reflect events that may have occurred subsequent to the filing date of the Original 8-K. Except as described above, no other changes have been made to the Original 8-K. Amendment No. 1 should be read in conjunction with the Original 8-K and the Company’s other filings with the SEC.

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On June 30, 2025, HeartCore Enterprises, Inc. (the “Company”) and Crom Structured Opportunities Fund I, LP (the “Investor”), an accredited investor, entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company has the right, but not the obligation, to direct Investor, at any time and from time to time during the Commitment Period (as hereinafter defined) as provided in the Purchase Agreement, to purchase up to $25,000,000 (the “Maximum Commitment Amount”) in aggregate gross purchase price of newly issued fully paid shares of the Company’s common stock, par value $0.0001 (the “Advance Shares”). The “Commitment Period” means, subject to the terms and conditions of the Purchase Agreement, the period commencing on June 30, 2025 and ending on the earlier of (i) the date on which the Investor shall have purchased Advance Shares equal to the Maximum Commitment Amount, (ii) June 30, 2027, (iii) written notice of termination by the Company to the Investor, (iv) the ELOC Registration Statement (as hereinafter defined) is no longer effective after the initial effective date of the ELOC Registration Statement, (v) the date that the Company commences a voluntary bankruptcy case, a bankruptcy proceeding is commenced against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, and (vi) mutual written consent of the Company and the Investor.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a notice (the “Advance Notice”) from time to time, to purchase Advance Shares (i) in a minimum amount not less than $25,000 (calculated based on 96% of the volume-weighted average price (“VWAP”) of the Company’s common stock on the trading day immediately preceding the date during the Commitment Period that an Advance Notice is deemed delivered (the “Advance Date”), and (ii) in a maximum amount up to the lesser of (a) $500,000, or (b) 50% of the average daily trading value of the common stock during the seven trading days immediately preceding the respective Advance Date (excluding the single highest volume trading day and the single lowest volume trading day from such calculation) multiplied by the lowest VWAP of the common stock during the seven trading days immediately preceding the respective Advance Date (each, an “Advance”). Each Advance is subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement.

The number of Advance Shares then to be purchased by the Investor may not exceed the number of such shares that, when aggregated with all other shares of common stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable pursuant to an Advance Notice.

The Purchase Agreement further provides that the Company may not issue or sell to the Investor any Advance Shares under the Purchase Agreement in excess of 19.99% of the Company’s issued and outstanding common stock on June 30, 2025 (equal to 4,412,859 shares of common stock) until stockholder approval satisfying the requirements of Nasdaq Stock Market (“Nasdaq”) Rule 5635(d) has been obtained and is in effect. The Company obtained stockholder approval on June 30, 2025, as described in Item 5.07 below.

The Company has also agreed to pay the Investor a commitment fee equal to $250,000 worth of shares of common stock (“ELOC Commitment Shares”), with the number of ELOC Commitment Shares to be issued being determined based on the Nasdaq official closing price of the common stock on June 27, 2025, the trading day immediately prior to the effective date of the Purchase Agreement, in consideration for the Investor’s entry into the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company agreed that it will not without the prior written consent of the Investor, enter into an “Equity Line of Credit” or a “Variable Rate Transaction,” as such terms are defined in the Purchase Agreement. The Investor agreed not to engage in any short sale or hedging transactions with respect to the common stock during the term of the Purchase Agreement. The Company may terminate the Purchase Agreement at any time by written notice to the Investor at least five trading days in advance; provided that there are no outstanding Advance Notices. The Company and the Investor may also terminate the Purchase Agreement at any time by mutual written consent. In addition, the Purchase Agreement will automatically terminate at the end of the Commitment Period.

Pursuant to the terms of the Purchase Agreement, the Company agreed that it would also comply with the ELOC Registration Rights Agreement (as hereinafter defined) with respect to the filing and effectiveness deadlines of the ELOC Registration Statement in accordance with the terms of the ELOC Registration Rights Agreement.

The Company will not issue or sell any shares of common stock to the Investor pursuant to the Purchase Agreement, except for the ELOC Commitment Shares, until and unless the ELOC Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”).

The Purchase Agreement also contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing is a summary description of certain terms of the Purchase Agreement. For a full description of all terms, please refer to the copy of the Purchase Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ELOC Registration Rights Agreement

In connection with the execution of the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement dated June 30, 2025 (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to use its commercially reasonable efforts to prepare and file within 30 calendar days from the date of the Purchase Agreement, an initial registration statement covering the resale of all of the shares of common stock which the Investor may acquire (including the Advance Shares and the Commitment Shares) pursuant to the Purchase Agreement (the “ELOC Registration Statement”). The Company has also agreed to have the ELOC Registration Statement declared effective by the SEC within 90 days from June 30, 2025.

The foregoing is a summary description of certain terms of the ELOC Registration Rights Agreement. For a full description of all terms, please refer to the copy of the ELOC Registration Rights Agreement that is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

In addition to the Purchase Agreement, on June 30, 2025, the Company and the Investor executed a Securities Purchase Agreement (the “SPA”). According to the terms of the SPA, the Company agreed to issue to the Investor, and the Investor agreed to purchase from the Company, from time to time as provided therein, 2,000 shares of the Company’s Series A Convertible Preferred Stock at a purchase price equal to $1,000 per share ($2,000,000 in the aggregate), with each such share of Series A Convertible Preferred Stock having a stated value of $1,100. The sale of the shares of Series A Convertible Preferred Stock closed on June 30, 2025 (the “Closing”).

In connection with executing the SPA, for no additional consideration, at Closing, the Company issued to the Investor 750,000 shares of common stock (the “SPA Commitment Shares”).

The Investor has the right at any time (subject to certain ownership limitations) to convert all or any portion of the then Series A Convertible Preferred Stock into shares of common stock (the “Conversion Shares”).

Pursuant to the SPA, the Company will, at all times, reserve from its authorized and unissued shares of common stock, two times such number of shares of common stock as shall from time to time be sufficient to effectuate the conversion of all outstanding shares of Series A Convertible Preferred Stock.

The SPA also contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing is a summary description of certain terms of the SPA. For a full description of all terms, please refer to the copy of the SPA that is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

SPA Registration Rights Agreement

In connection with the execution of the SPA, the Company and the Investor entered into a registration rights agreement (the “SPA Registration Rights Agreement”), pursuant to which the Company agreed to file, within 30 calendar days from the date of the SPA, an initial registration statement covering the resale of all of the Conversion Shares and SPA Commitment Shares. The Company has also agreed to have such registration statement declared effective by the SEC within 90 days from June 30, 2025.

The foregoing is a summary description of certain terms of the SPA Registration Rights Agreement. For a full description of all terms, please refer to the copy of the SPA Registration Rights Agreement that is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the shares of common stock, nor shall there be an offer, solicitation or sale of the shares of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the issuance of shares of the Company’s common stock and shares of the Company’s Series A Convertible Preferred Stock is incorporated by reference into this Item 3.02. Such shares were issued to an accredited investor without registration under the Securities Act of 1933, as amended (the “Securities Act”), based upon exemptions from registration provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The issuances did not involve any public offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock

On June 30, 2025, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Delaware. The number of shares of Series A Convertible Preferred Stock designated is 2,000 and each share of Series A Convertible Preferred Stock has a stated value equal to $1,100 (the “Stated Value”).

The Series A Convertible Preferred Stock have no voting rights. However, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series A Convertible Preferred Stock or alter or amend the Certificate of Designations, (b) increase the number of authorized shares of Series A Convertible Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designations), a holder of Series A Convertible Preferred Stock (“Holder”) will receive an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid Dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series A Convertible Preferred Stock into common stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up, the assets and funds available for distribution among the Holders of the Series A Convertible Preferred Stock will be insufficient to permit the payment to such Holders of the full preferential amount aforesaid, then the entire assets and funds of the Company legally available for distribution will be distributed ratably among the Holders of the Series A Convertible Preferred Stock in proportion to the amount that each such Holder is entitled to receive.

The conversion price in effect on any conversion date will be equal to 90% of the average of the two lowest volume-weighted average prices (the “VWAP”) of the common stock on the Nasdaq Stock Market (or such other national securities exchange on which the common stock is then listed) for the five Trading Days immediately preceding the date of the conversion notice delivered by the Holder of Series A Preferred Stock (the “Conversion Notice Date”), with such VWAP and resulting Conversion Price being subject to equitable adjustments for any stock splits or combinations occurring with respect to the common stock during such measurement period.

Each holder will be entitled to receive dividends of 10% per annum on the Stated Value of each share of Preferred Stock.

The foregoing description of the Series A Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2025, the holders of an aggregate of 13,147,393 shares of the Company’s common stock, representing approximately 60% of the overall voting power of the Company, executed a written consent in lieu of a meeting pursuant to which it approved (i) the issuance of a number of shares of the Company’s common stock in excess of 20% of the issued and outstanding shares of common stock as of the date of the execution of the Purchase Agreement and the SPA, and the issuance of all shares of common stock pursuant to the Purchase Agreement, SPA or on conversion of the Series A Convertible Preferred Stock (the “20% Issuance”), (ii) a reverse stock split of the Company’s common stock, at a ratio of no less than 1-for-2 and no more than 1-for-30, with such ratio to be determined at the sole discretion of the Board of Directors, and with any fractional shares of common stock resulting therefrom being rounded up to the nearest whole share of common stock (the “Reverse Stock Split”), and (iii) a form of amendment to the Company’s Certificate of Incorporation to effectuate the Reverse Stock Split (the “Reverse Stock Split Amendment” and collectively with the 20% Issuance and the Reverse Stock Split, the “Actions”).

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an Information Statement on Schedule 14C (the “Information Statement”) describing the Actions will be filed with the SEC and mailed to the Company’s stockholders. None of the Actions may become effective earlier than 20 calendar days following the mailing of the Information Statement.

Item 7.01. Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing that the Company had entered into the Purchase Agreement and the SPA, and that the proceeds were to be used to support software business growth initiatives of the Company.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained in the press release is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3.1	HeartCore Enterprises, Inc. Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock.
10.1	Equity Purchase Agreement, dated June 30, 2025, by and between HeartCore Enterprises, Inc. and Crom Structured Opportunities Fund I, LP.
10.2	Registration Rights Agreement for Advance Shares, dated June 30, 2025, by and between HeartCore Enterprises, Inc. and Crom Structured Opportunities Fund I, LP.
10.3	Securities Purchase Agreement, dated June 30, 2025, by and between HeartCore Enterprises, Inc. and Crom Structured Opportunities Fund I, LP.
10.4	Registration Rights Agreement for Conversion Shares, dated June 30, 2025, by and between HeartCore Enterprises, Inc. and Crom Structured Opportunities Fund I, LP.
99.1*	Press release issued by the registrant on July 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2025	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamimoto
Chief Executive Officer